Health Enhancement Products, Inc.

Exhibit 10.10

July 8, 2005

Health Enhancement Products, Inc.

7740 E. Evans Road

Scottsdale, AZ 85260

Ladies and Gentlemen:

The undersigned hereby subscribes to the immediate acquisition of (i) 5,000,000 (Five Million) shares of common stock, $.001 par value (“Common Stock”), of Health Enhancement Products, Inc., a Nevada corporation (the “Company”), and (ii) Warrants to purchase an additional 6,250,000 (Six Million Two Hundred Fifty Thousand) shares of Common Stock, at $.10 (ten cents) per share, for a term of three years.  Such shares of Common Stock and such Warrants are referred to herein as the “Securities.”  The Securities are being issued to the undersigned in full and complete satisfaction of $537,951.38 owing by the Company to the undersigned, pursuant to that certain promissory note dated February 15, 2005, consisting of $500,000 in principal and $37,951.38 in accrued and unpaid interest.

In connection with the purchase of the Securities, the undersigned acknowledges, warrants and represents to and agrees with the Company as follows:

1.

The undersigned is acquiring the Securities for investment for his/her/its own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof.

2.

The undersigned is an Executive Officer and Director of the Company and has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of this investment.  The undersigned has consulted with his/her/its own professional representatives as he/she/it has considered appropriate to assist in evaluating the merits and risks of this investment.

3.

The Securities were not offered to the undersigned by means of publicly disseminated advertisements or sales literature.

4.

The undersigned acknowledges that an investment in the Securities is speculative and involves a high degree of risk and the undersigned may have to continue to bear the economic risk of the investment in the Securities for an indefinite period.

5.

The undersigned acknowledges that the Securities are being sold to the undersigned without registration under any state or federal law requiring the registration of securities for sale, and accordingly will constitute “restricted securities” as defined in Rule 144 of the U.S. Securities and Exchange Commission.  Consequently, the transferability of the Securities is restricted by applicable United States Federal and state securities laws.  The undersigned understands that the Company’s common stock is currently quoted on the OTC Bulletin Board (in the “over-the-counter” market), and is highly illiquid.

Health Enhancement Products, Inc.

6.

In consideration of the acceptance of this subscription, the undersigned agrees that the Securities will not be offered for sale, sold or transferred by the undersigned other than pursuant to (i) an effective registration under the Securities Act of 1933, as amended (“the Act”), an exemption available under the Act or a transaction that is otherwise in compliance with the Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

7.

The undersigned understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

8.

The state of residency of the undersigned is as set forth below.

9.

The undersigned represents and warrants to the Company that the undersigned is an “Accredited Investor”, as such term is defined on Appendix A hereto.

10.

The undersigned agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents from and against any and all costs, liabilities and expenses (including attorneys’ fees) arising out of or related in any way to any breach of any representation or warranty contained herein.

11.

The Company has the right, in its sole discretion, to accept or reject this subscription.

ACCEPTANCE OF SUBSCRIPTION	SUBSCRIBER

Health Enhancement Products, Inc.	/s/ Howard R. Baer
Name: Howard R. Baer

By: /s/ Michael S. Tempesta	Address:
Michael S. Tempesta, President
7740 E. Evans Road, Suite A101
Scottsdale, AZ 85260
Dated: July 8, 2005

Health Enhancement Products, Inc.

APPENDIX A

An “Accredited Investor” within the meaning of Regulation D under the Securities Act of 1933 includes the following:

Organizations

(1)

A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2)

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3)

A trust (i) with total assets in excess of $5,000,000, (ii) not formed for the specific purpose of acquiring the Securities, (iii)  whose purchase is directed by a person who, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment.

(4)

A corporation, business trust, partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.

Individuals

(5)

Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:

(i)

$200,000 individual income; or

(ii)

$300,000 joint income with spouse.

NOTE:

Your "income" for a particular year may be calculated by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.

(6)

Individuals with net worth as of the date hereof (individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

(7)

Directors, executive officers or general partners of the Issuer.